United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

RCI HOSPITALITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 12, 2019, we received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that we continue to not be in compliance with Listing Rule 5250(c)(1) because we have failed to file our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019.

As previously announced, we submitted a plan on July 16, 2019 to Nasdaq detailing plans to regain compliance with Listing Rule 5250(c)(1) as we had not yet filed our Form 10-Q for the second fiscal quarter ended March 31, 2019. As a result of the additional delinquency notice received on August 12, 2019, we must submit no later than August 27, 2019 an update to our original plan to regain compliance with respect to the filing requirement. If the updated plan is accepted, Nasdaq may grant us an extension of up to 180 calendar days from the due date of the second fiscal quarter Form 10-Q, or until November 6, 2019, to regain compliance. If Nasdaq does not accept our updated plan, we will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. We intend to file our delinquent Form 10-Qs as soon as practicable.

The Nasdaq notification letter has no immediate effect on the listing of our common stock on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date: August 15, 2019	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer